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Exhibit 23.02

Consent of Independent Certified Public Accountants

        We have issued our report dated May 17, 2002, accompanying the consolidated financial statements of Xponential, Inc., formerly PawnMart, Inc., appearing in the Annual Report of the Company to its stockholders on Form 10-K for the year ended February 2, 2002, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in the Registration Statement of Xponential, Inc., formerly PawnMart, Inc., on Form S-8.

GRANT THORNTON, LLP

Dallas, Texas
April 16, 2003

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  Exhibit 23.02